U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
of earliest event reported)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 20, 2011

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Commission File No. 333-123465
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Universal Bioenergy, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19800 Mac Arthur Blvd.,  Ste. 300
Irvine, CA 92612
 (Address of principal executive offices)

(888) 263-2009
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 8.01 Other Events

Late Filing of  Form 10K,  2010  Annual Report.

Due to  all the major  activity for the Company in 2010, in terms of acquisitions and joint ventures e.g., NDR Energy Group LLC, Progas Energy Services, and the major push for revenues in the gas sector of the energy market, the filing of the Form 10K Annual Report for 2010 will be delayed. The Company’s Certified Public Accountant’s, and independent registered  Auditor’s must manage  a large array of major accounting issues in the preparation,  and completion of the audit.  Additionally, after our Auditor is complete, another outside Auditor/Reviewer will make a final review of the information to ensure its completeness and accuracy. This includes an audit on Universal Bioenergy,  a review of NDR Energy Group’s accounting records for the last five years, an audit for NDR  for the last  two years, a review of Texas Gulf Oil & Gas, and all related supporting contracts and documents. There is a significant amount of accounting work involved,  and therefore the nature and extent of this  audit has caused a delay in the filing of the Form 10K Annual Report. Management is dedicated to ensuring the most accurate information, financial statements, and analysis be reported in the Company’s filings, for full compliance with FINRA, GAAP and SEC guidelines. Management sincerely regrets the delay of the Form 10K  filing, and wishes to apologize to its shareholders, investors, and the investment community, who were anticipating receiving this information in a more timely fashion.

On April 19, 2011, Universal Bioenergy, Inc., issued a press release announcing a brief summary of its financial Operating Results for the fiscal year ending December 31, 2010. The information presented was preliminary and unaudited, and the final audited results will be reported in the Company’s Form 10K filing.  The press release is attached as Exhibit  99.1.

Standard & Poor’s Factual Stock Report Coverage.

On April 7, 2011, Standard & Poor’s announced that it has commenced Factual Stock Report coverage Universal Bioenergy. S&P’s Factual Stock Report coverage will be accessible on an ongoing basis to the investment community by scores of buy-side institutions, and sell-side firms that utilize S&P research and information platforms daily.  Millions of self-directed investors also have access to the report via their e-brokerage accounts.  The weekly Report covers the latest pricing, trading volume, recent developments, a financial review, key operating information, Industry and peer comparisons, institutional holdings analysis, Street Consensus and opinions, performance charts, business summary, fundamental data, and news.

Universal Bioenergy  Approves Stock Dividend.

On March 18, 2011, the Board of Directors approved  a proposal to distribute  a common stock dividend to its shareholders, on a 10 for 1 basis. The plan would pay or issue one share of common stock, for every ten shares of common stock held by the shareholders of record, as of March 31, 2011. The shareholders  would be entitled to receive one share of common stock for every ten shares that they own. The appropriate documentation will be filed with the Financial Industry Regulatory Authority (FINRA). The processing of the stock dividend is being coordinated with Corporate Stock Transfer, (our transfer agent), FINRA, the Depository Trust Company, (DTC), and corporate counsel. The entire process  may take from 60 to 90 days to complete. This would reward our shareholders for their  ongoing support, and to give them a greater stake, in what we feel is a good, strong Company, that will have even greater value in the future. More information will be announced to our shareholders as we move toward the completion of the process.

Application for Listing on Frankfurt Stock Exchange.

On January 14, 2011, the Board of Directors approved a resolution to have the Company to apply for  approval to be listed on the Frankfurter Wertpapierbörse (Frankfurt Stock Exchange), located in Frankfurt, Germany. The Frankfurt Stock Exchange is the one of the  largest trading exchanges in the world. The Frankfort Stock Exchange is home to public companies from over  80 different countries  with almost  40% from North America. The benefits to the Corporation are many, including increased trading volume and liquidity for the Company stock, access  to a larger capital market base, an international market  listing, exposure to international investors, and it would expand our ability to raise debt or equity financing. It would also bring increased value to the Company’s shareholders. The final approval of the Company’s listing on the exchange is still pending, subject to the Company being current on its filings with the SEC, and review of  other pertinent documentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued April 19, 2011, announcing a brief summary of its financial Operating Results for the fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc.
Date: April 20, 2011	By:	/s/ Vince M. Guest
Vince M. Guest Chief Executive Officer